As filed with the Securities and Exchange Commission on May 27, 2022.

Registration No. 333-259665

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Markforged Holding Corporation

(Exact name of registrant as specified in its charter)

Delaware	98-154859
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

480 Pleasant Street

Watertown, MA 02472

(866) 496-1805

(Address, including zip code, of registrant’s principal executive offices)

Markforged Holding Corporation 2021 Stock Option and Incentive Plan (the “2021 Plan”)

Markforged Holding Corporation 2021 Employee Stock Purchase Plan (the “2021 ESPP”)

(Full title of the Plan)

Shai Terem

Chief Executive Officer

Markforged Holding Corporation

480 Pleasant Street

Watertown, MA 02472

(866) 496-1805

(Name and address and telephone number, including area code, of agent for service)

With copies of all notices, orders and communications to:

Kenneth J. Gordon, Esq.

Michael J. Minahan, Esq.

Aaron J. Berman, Esq.

Goodwin Procter LLP

100 Northern Avenue

Boston, Massachusetts 02210

(617) 570-1000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 (Registration No. 333-259665) previously filed with the SEC on September 20, 2021 (the “Registration Statement”) is being filed solely for the purpose of including a prospectus (the “Reoffer Prospectus”) prepared in accordance with General Instruction C of Form S-8 and in accordance with the requirements of Part I of Form S-3. As a filing fee was paid in connection with the registration of these “control securities” as subsequently issued by Markforged Holding Corporation (the “Registrant”) under the Original Registration Statement, no additional registration fee is required to add these securities to the Reoffer Prospectus pursuant to Rule 457(h)(3) under the Securities Act of 1933, as amended (the “Securities Act”).

This Reoffer Prospectus may be used for the reoffer and resale of shares of Common Stock on a continuous or delayed basis that may be deemed to be “control securities” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations promulgated thereunder, that are issuable to certain of our directors and executive officers identified in the Reoffer Prospectus as supplemented and who are, or may be deemed to be, “affiliates” within the meaning set forth in Rule 405 under the Securities Act. The number of shares of Common Stock included in the Reoffer Prospectus represents shares of Common Stock issuable to the selling stockholders pursuant to equity awards, including restricted stock units, granted to the selling stockholders and does not necessarily represent a present intention to sell any or all such shares of Common Stock. Pursuant to Rule 424(b) under the Securities Act, we may supplement the Reoffer Prospectus from time to time with the names of additional selling securityholders and/or amounts of shares of Common Stock, if any, to be reoffered or resold by such selling stockholders as that information becomes known. All other portions of the Registration Statement, as previously filed, remain unchanged.

PART I.

INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

The documents containing the information specified in this Item 1 will be sent or given to participants as specified by Rule 428(b)(1) under the Securities Act. In accordance with the rules and regulations of the Securities and Exchange Commission (the “Commission”) and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act.

REOFFER PROSPECTUS

13,210,874 Shares of Common Stock

This Reoffer Prospectus relates to offers and resales from time to time by the selling stockholders described in this prospectus (collectively, the “Selling Stockholders”), and their permitted transferees, of up to 13,210,874 shares of common stock, $0.0001 par value per share (the “Common Stock”), of Markforged Holding Corporation (unless otherwise indicated or the context otherwise requires, the “Company,” “Markforged,” “we,” “our” or “us”). This prospectus covers shares of Common Stock issued pursuant to grants and awards under the Markforged Holding Corporation 2021 Stock Option and Incentive Plan (the “2021 Plan”) and Markforged Holding Corporation 2021 Employee Stock Purchase Plan (the “2021 ESPP” and together with the 2021 Plan, the “Plans”), as applicable, to each Selling Stockholder. We are not offering any shares of Common Stock and will not receive any proceeds from the sale of shares of Common Stock by the Selling Stockholders pursuant to this Reoffer Prospectus.

Upon vesting of the shares offered hereby pursuant to the terms of the relevant award agreement, the Selling Stockholders may from time to time sell, transfer or otherwise dispose of any or all of the shares of Common Stock covered by this Reoffer Prospectus through underwriters or dealers, directly to purchasers (or a single purchaser) or through broker-dealers or agents. If underwriters or dealers are used to sell the shares, we will name them and describe their compensation in a prospectus supplement. The Common Stock may be sold in one or more transactions at fixed prices, prevailing market prices at the time of sale, prices related to the prevailing market prices, varying prices determined at the time of sale or negotiated prices. We do not know when or in what amount the Selling Stockholders may offer the shares for sale. The Selling Stockholders may sell any, all or none of the shares offered by this prospectus. See “Plan of Distribution” beginning on page 11 for more information about how the Selling Stockholders may sell or dispose of the shares of Common Stock covered by this prospectus. The Selling Stockholders will bear all sales commissions and similar expenses. We will bear all expenses of registration incurred in connection with this offering, including any other expenses incurred by us in connection with the registration and offering that are not borne by the Selling Stockholders. The amount of the Shares to be offered or resold under this Reoffer Prospectus by each Selling Securityholder, and any other person with whom he or she is acting in concert for the purpose of selling our securities, may not exceed, during any three-month period, the amount specified in Rule 144(e) under the Securities Act.

The Selling Stockholders are “affiliates” of the Company (as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”)). Shares of Common Stock that will be issued to the Selling Stockholders under the Plans, including shares issued upon vesting of restricted stock units granted to the Selling Stockholders, will be “control securities” under the Securities Act before their sale under this Reoffer Prospectus. This Reoffer Prospectus has been prepared for the purposes of registering the shares of Common Stock under the Securities Act to allow for future sales by Selling Stockholders on a continuous or delayed basis to the public without restriction.

Our Common Stock is listed on the New York Stock Exchange, or NYSE, under the symbol “MKFG.” On May 26, 2022, the closing price of our Common Stock was $2.63.

We are an “emerging growth company” as defined under the federal securities laws and, as such, may elect to comply with certain reduced public company reporting requirements for future filings.

Investing in our Common Stock involves risks. Please read carefully the section entitled “Risk Factors” beginning on page 5 of this prospectus.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 27, 2022

You should rely only on the information provided in this prospectus, as well as the information incorporated by reference into this prospectus and any applicable prospectus supplement. Neither we nor the Selling Stockholders have authorized anyone to provide you with different information. Neither we nor the Selling Stockholders are making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus, any applicable prospectus supplement or any documents incorporated by reference is accurate as of any date other than the date of the applicable document. Since the respective dates of this prospectus and the documents incorporated by reference into this prospectus, our business, financial condition, results of operations and prospects may have changed.

i

ABOUT THIS PROSPECTUS

This Reoffer Prospectus contains important information you should know before investing, including important information about the Company and the securities being offered. You should carefully read this Reoffer Prospectus, as well as the additional information contained in the documents described under “Where You Can Find More Information” and “Documents Incorporated By Reference” in this Reoffer Prospectus, and in particular the periodic and current reporting documents we file with the Commission. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This Reoffer Prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

You should not assume that the information in this Reoffer Prospectus or any documents we incorporate by reference herein or therein is accurate as of any date other than the date on the front of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly, and current reports, proxy statements and other documents with the Commission under the U.S. Securities Exchange Act of 1934, as amended. The Commission maintains a website that contains reports, proxy and information statements and other information regarding issuers, including the Company, that file electronically with the Commission. You may obtain copies of the registration statement and its exhibits and the other documents that we file with the Commission at www.sec.gov.

We also make these documents available on the investor relations portion of our website at www.markforged.com. Our website and the information contained or connected to our website is not incorporated by reference in this prospectus, and you should not consider it part of this Reoffer Prospectus Our principal executive offices are located at 480 Pleasant Street, Watertown, Massachusetts 02472. Our telephone number is (866) 496-1805.

DOCUMENTS INCORPORATED BY REFERENCE

The Commission allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information about us by referring you to another document filed separately with the Commission. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the Commission will automatically update and supersede the previously filed information. We incorporate by reference the documents listed below and any future filings made by us with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than any portions of the respective filings that are furnished, rather than filed, pursuant to Item 2.02 or Item 7.01 of Current Reports on Form 8-K including exhibits related thereto or other applicable Commission rules) after the date of this prospectus and prior to the termination of the offering under this prospectus:

•	The Company’s Annual Report on Form 10-K for the year ended December 31, 2021 filed with the Commission on March 31, 2022;

•	The Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2022 filed with the Commission on May 12, 2022;

•	The Company’s Current Report on Form 8-K filed with the Commission on January 12, 2022; and

•	The description of shares of Common Stock contained in the Registration Statement on Form 8-A filed on August 17, 2020, pursuant to Section 12(b) of the Exchange Act, including any amendments or reports filed for the purpose of updating such description.

Any statement contained in this prospectus, or in a document incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded to the extent that a statement contained herein, or in any subsequently filed document that also is incorporated or deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may request copies of these documents, at no cost to you, by writing or telephoning us at the below address. Exhibits to the filings, however, will not be sent, however, unless those exhibits have specifically been incorporated by reference in this document: Markforged Holding Corporation, 480 Pleasant Street, Watertown, Massachusetts 02472.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains statements that are forward-looking and as such are not historical facts. This includes, without limitation, statements regarding the financial position, business strategy and the plans and objectives of management for our future operations of Markforged Holding Corporation. These statements constitute projections, forecasts and forward-looking statements, and are not guarantees of performance. Such statements can be identified by the fact that they do not relate strictly to historical or current facts. When used in this prospectus, words such as “anticipate”, “believe”, “continue”, “could”, “estimate”, “expect”, “intend”, “may”, “might”, “plan”, “possible”, “potential”, “predict”, “project”, “should”, “strive”, “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

Forward-looking statements in this prospectus and in any document incorporated by reference in this prospectus may include, for example, statements about:

•

our ability to realize the anticipated benefits of the merger (the “Merger”) contemplated by the Agreement and Plan of Merger, dated as of February 23, 2021 (the “Merger Agreement”), by and among one, a Cayman Islands exempted company limited by shares (“AONE”), Caspian Merger Sub Inc., a Delaware corporation and a wholly owned subsidiary of one (“Merger Sub”), and MarkForged, Inc., a Delaware corporation (“Legacy Markforged”);

•	our financial performance;

•	the effect of uncertainties related to the COVID-19 pandemic and global supply chain disruptions;

•	the expected growth of the additive manufacturing industry;

•	our anticipated growth and our ability to achieve and maintain profitability in the future;

•	the impact of the regulatory environment and complexities with compliance related to such environment on us;

•	our ability to respond to general economic, political and business conditions;

•	our ability to access sources of capital, including debt financing and other sources of capital to finance operations and growth;

•	the success of our marketing efforts and our ability to expand our customer base;

•	our ability to develop and deliver new products, features and functionality that are competitive and meet market needs;

•	our ability to maintain an effective system of internal controls over financial reporting;

•	our ability to remediate our material weaknesses in our internal control of financial reporting;

•	our ability to grow and manage growth profitably and retain key employees; and

•	the outcome of legal or governmental proceedings that may be instituted against us.

These forward-looking statements are based on information available as of the date of this prospectus and current expectations, forecasts and assumptions, and involve a number of judgments, risks and uncertainties. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date, and we do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

As a result of a number of known and unknown risks and uncertainties, our actual results or performance may be materially different from those expressed or implied by these forward-looking statements. You should not place undue reliance on these forward-looking statements.

PROSPECTUS SUMMARY

This Reoffer Prospectus is part of a registration statement that we filed with the Commission. We have provided to you in this Reoffer Prospectus a general description of the Selling Stockholders and the distribution of the shares. To the extent there is a conflict between the information contained in this Reoffer Prospectus and any of our subsequent filings with the Commission, the information in the document having the later date shall modify or supersede the earlier statement.

As permitted by the rules and regulations of the Commission, the registration statement of which this Reoffer Prospectus forms part includes additional information not contained in this prospectus. You may read the registration statement and the other reports we file with the Commission at the Commission’s website or at the Commission’s offices described above under the heading “Documents Incorporated by Reference” if necessary.

The Company

Markforged is reimagining how humans build everything by leading a technology-driven transformation of manufacturing with solutions for enterprises and societies throughout the world. Our platform, The Digital Forge, is an intuitive additive manufacturing platform powering engineers, designers and manufacturing professionals globally. The Digital Forge combines precise & reliable 3D printers and metal and composite proprietary materials with its cloud-based learning software offering to empower manufacturers to create more resilient and agile supply chains. Founded in 2013 by two MIT-educated engineers, Markforged is based in greater Boston, Massachusetts, where we have our own in-house manufacturing facility and where we design all of our industrial 3D printers, software and metal and composite proprietary materials.

Background

On July 14, 2021, we consummated the Merger. As a result of the Merger, Legacy Markforged merged with and into Merger Sub with Legacy Markforged surviving as our wholly-owned subsidiary and, following AONE’s filing of a notice of deregistration and necessary accompanying documents with the Cayman Islands Registrar of Companies, and a certificate of incorporation and a certificate of corporate domestication with the Secretary of State of the State of Delaware, under which one was domesticated, AONE changed its name to “Markforged Holding Corporation.”

At the closing of the Merger (the “Closing”), eligible Legacy Markforged equity holders received or had the right to receive shares of the Company’s Common Stock, par value $0.0001 (“Common Stock”) at a deemed value of $10.00 per share after giving effect to the exchange ratio of approximately 0.9522514 as defined in the Merger Agreement (the “Exchange Ratio”). Accordingly, immediately following the consummation of the Merger, Legacy Markforged common stock (after giving effect to the conversion of convertible preferred stock to Legacy Markforged common stock and the impact of certain repurchases of stock from Legacy Markforged stockholders) exchanged into 143,795,504 shares of Common Stock, 18,434,577 shares were reserved for the issuance of Common Stock upon the potential future exercise of Legacy Markforged stock options that were exchanged into Markforged stock options, 24,065,423 shares of Common Stock were reserved for the potential future issuance of stock options and restricted stock units, and 16,066,667 shares of Common Stock and restricted stock units were reserved for the potential future issuance upon achievement of certain earnout conditions described in the Merger Agreement. Markforged assumed 5,374,984 publicly-traded warrants (“Public Warrants”) and 3,150,000 private placement warrants originally issued to AONE (“Private Placement Warrants” and, together with the Public Warrants, the “Warrants”) upon the Merger, all of which were issued in connection with AONE’s initial public offering and subsequent overallotment exercise, each entitling the holder to purchase one share of the Common Stock at an exercise price of $11.50 per share. The Warrants became exercisable upon the later of 30 days after the Company completed the Merger or 12 months from the closing of AONE’s initial public offering, but can be terminated on the earlier of 5 years after the Merger, liquidation of the Company, or the Redemption Date as determined by the Company.

Our Common Stock and our Warrants are currently traded on the NYSE under the symbols “MKFG” and “MKFG WS,” respectively.

The rights of holders of our Common Stock and Warrants are governed by our certificate of incorporation, our bylaws and the Delaware General Corporation Law (the “DGCL”), and in the case of the Warrants, the Warrant Agreement, dated as of August 17, 2020, between AONE and Continental Stock Transfer & Trust Company (as amended, the “Warrant Agreement”).

The Offering

This Reoffer Prospectus relates to the public offering, which is not being underwritten, by the Selling Stockholders listed in this prospectus, of up to 13,210,874 shares of our Common Stock, issued to each Selling Stockholder pursuant to award agreements under the Plans, including under restricted stock unit award agreements between the Company and the applicable Selling Stockholder. Upon vesting of the shares offered hereby pursuant to the terms of the applicable award agreements, the Selling Stockholders may from time to time sell, transfer or otherwise dispose of any or all of the shares of Common Stock covered by this prospectus through underwriters or dealers, directly to purchasers (or a single purchaser) or through broker-dealers or agents. We will receive none of the proceeds from the sale of the shares by the Selling Stockholders. We will bear all expenses of registration incurred in connection with this offering, but all selling and other expenses incurred by the Selling Stockholders will be borne by them.

Implications of Being an Emerging Growth Company

Section 102(b)(1) of the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a registration statement under the Securities Act declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to nonemerging growth companies but any such an election to opt out is irrevocable. We have elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of our financial statements with those of another public company that is neither an emerging growth company nor an emerging growth company that has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

We will remain an emerging growth company until the earlier of: (1) the last day of the fiscal year (a) following the fifth anniversary of the Closing of AONE’s initial public offering, (b) in which we have total annual gross revenue of at least $1.07 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our common equity that is held by non-affiliates exceeds $700 million as of the end of the prior fiscal year’s second fiscal quarter; and (2) the date on which we have issued more than $1.00 billion in non-convertible debt securities during the prior three-year period. References herein to “emerging growth company” have the meaning associated with it in the JOBS Act.

Investment Risks

An investment in shares of our Common Stock involves substantial risks and uncertainties that may materially adversely affect our business, financial condition and results of operations and cash flows. Some of the more significant challenges and risks relating to an investment in our company include, among other things, the following:

•

We have a history of net losses and may not be able to achieve profitability for any period in the future or sustain cash flow from operating activities. We have a relatively limited operating history and have experienced rapid growth, which makes evaluating our current business and future prospects difficult and may increase the risk of your investment. Our operating results may fluctuate significantly from period-to-period.

•

The additive manufacturing industry in which we operate is characterized by rapid technological change, which requires us to continue to develop new products and innovations to meet constantly evolving customer demands and which could adversely affect market adoption of our products.

•

A pandemic, epidemic, or outbreak of an infectious disease, such as the COVID-19 pandemic, may materially and adversely affect our business and our financial results and could cause a disruption to the development of our products. The COVID-19 pandemic has caused a material on-going disruption to our business beginning in the second quarter of 2020 and the COVID-19 related supply chain disruptions have continued to adversely impact our business.

•	We face significant competition in our industry. If we are unable to create new products or meet the demands of our customers, our business could be materially adversely affected.

•	We depend on our network of value-added resellers and our business could be materially adversely affected if they do not meet our expectations.

•

We depend heavily on third-party suppliers. If they or their facilities become unavailable or inadequate, our business could be adversely affected. We may experience significant delays in the design, production and launch of our additive manufacturing solutions and enhancements to existing products, and we may be unable to successfully commercialize products on our planned timelines.

•

We rely on a limited number of third-party logistics providers for distribution of our products, and their failure to effectively distribute our products, including because of delays and disruptions caused by current conditions in global shipping capacity would adversely affect our sales.

•

If demand for our products does not grow as expected, or if market adoption of additive manufacturing does not continue to develop, or develops more slowly than expected, our revenues may stagnate or decline, and our business may be adversely affected.

•

Defects in new products or in enhancements to our existing products that give rise to product returns or warranty or other claims could result in material expenses, diversion of management time and attention, and damage to our reputation.

•

We may be unable to consistently manufacture our products to the necessary specifications or in quantities necessary to meet demand at an acceptable cost or at an acceptable performance level. As manufacturing becomes a larger part of our operations, we will become exposed to accompanying risks and liabilities. We depend on a limited number of third-party contract manufacturers for a substantial portion of our manufacturing needs and we depend on a number of suppliers for other parts and components; since the second half of 2021, we have increasingly experienced, and expect to continue to experience, price increases, supply shortages and delays and any such delay, disruption or quality control problems in their operations, including due to the COVID-19 pandemic, could cause harm to our operations, including loss of market share, reduced margins and damage to our brand.

•

We have experienced, and expect to continue to experience, rapid growth and organizational change since our inception. If we fail to manage our growth effectively, we may be unable to execute our business plan, maintain high levels of service and customer satisfaction or attract new employees and customers.

•

A real or perceived defect, security vulnerability, error or performance failure in our software or technical problems or disruptions caused by our third-party service providers could cause us to lose revenue, damage our reputation and expose us to liability.

•

Our existing and planned global operations subject us to a variety of risks and uncertainties that could adversely affect our business and operating results. Our business is subject to risks associated with selling machines and other products in non-United States locations. Global economic, political and social conditions and uncertainties in the market that we serve may adversely impact our business.

•

A significant portion of our business depends on sales to the public sector, and our failure to receive and maintain government contracts or changes in the contracting or fiscal policies of the public sector could have a material adverse effect on our business.

•

We are, and have been in the recent past, subject to business and intellectual property litigation. We could be subject to personal injury, property damage, product liability, warranty and other claims involving allegedly defective products that we supply. We could face liability if our additive manufacturing solutions are used by our customers to print dangerous objects.

•

If we are unable to adequately protect our proprietary technology or obtain and maintain patent protection for our technology and products or if the scope of the patent protection obtained is not sufficiently broad, our competitors could develop and commercialize technology and products similar or identical to ours, and our ability to successfully commercialize our technology and products may be impaired.

•

We have identified material weaknesses in our internal control over financial reporting and may identify additional material weaknesses in the future or fail to maintain effective internal control over financial reporting, which may result in material misstatements of our consolidated financial statements or cause us to fail to meet our periodic reporting obligations.

Please see “Risk Factors” for a discussion of these and other factors you should consider before making an investment in shares of our Common Stock.

Additional Information

Our principal executive offices are located at 480 Pleasant Street, Watertown, Massachusetts 02472. Our telephone number is (866) 496-1805. Our website address is www.markforged.com. Information contained on our website or connected thereto does not constitute part of, and is not incorporated by reference into, this prospectus or the registration statement of which it forms a part.

RISK FACTORS

An investment in our securities involves a high degree of risk. You should carefully consider the risks described under “Risk Factors” in our Annual Report on Form 10-K as filed with the Commission on March 31, 2022, as may be supplemented and amended, and our most recent Quarterly Report on Form 10-Q as filed with the Commission on May 12, 2022, together with all of the other information appearing in or incorporated by reference into this Reoffer Prospectus, before making an investment decision. Our business, prospects, financial condition, or operating results could be harmed by any of these risks, as well as other risks not currently known to us or that we currently consider immaterial. The trading price of our securities could decline due to any of these risks, and, as a result, you may lose all or part of your investment. The risks we have described also include forward-looking statements, and our actual results may differ substantially from those discussed in these forward-looking statements. See “Cautionary Note Regarding Forward-Looking Statements.”

DETERMINATION OF OFFERING PRICE

The Selling Stockholders will determine at what price they may sell the offered shares, and such sales may be made at prevailing market prices or at privately negotiated prices. See “Plan of Distribution” below for more information.

USE OF PROCEEDS

The shares of Common Stock offered pursuant to this Reoffer Prospectus are being registered for the account of the Selling Stockholders named in this Reoffer Prospectus. All proceeds from the sales of the Common Stock will go to the Selling Stockholders and we will not receive any proceeds from the resale of the Common Stock by the Selling Stockholders.

SELLING STOCKHOLDERS

The table below sets forth information concerning the resale of the shares by the Selling Stockholders. We will not receive any proceeds from the resale of the shares by the Selling Stockholders.

The table below sets forth, as of May 20, 2022 (the “Determination Date”), (i) the name of each person who is offering the resale of shares by this Reoffer Prospectus; (ii) the number of shares (and the percentage, if 1% or more) of Common Stock beneficially owned (determined in the manner described in footnote (1) to the table below) by each person; (iii) the number of shares that each Selling Stockholder may offer for sale from time to time pursuant to this Reoffer Prospectus, whether or not such Selling Stockholder has a present intention to do so; and (iv) the number of shares (and the percentage, if 1% or more) of Common Stock each person will own after the offering, assuming they sell all of the shares offered. Unless otherwise indicated, beneficial ownership is direct and the person indicated has sole voting and investment power. Unless otherwise indicated, the address for each Selling Stockholder listed in the table below is c/o Markforged Holding Corporation, 480 Pleasant Street, Watertown, Massachusetts 02472.

The Selling Stockholders identified below may have sold, transferred or otherwise disposed of some or all of their shares since the date on which the information in the following table is presented in transactions exempt from or not subject to the registration requirements of the Securities Act. Information concerning the Selling Stockholders may change from time to time and, if necessary, we will amend or supplement this prospectus accordingly. We cannot give an estimate as to the number of shares of Common Stock that will actually be held by the Selling Stockholders upon termination of this offering because the Selling Stockholders may offer some or all of their Common Stock under the offering contemplated by this prospectus or acquire additional shares of Common Stock. The total number of shares that may be sold hereunder will not exceed the number of shares offered hereby. Please read the section entitled “Plan of Distribution” in this Reoffer Prospectus.

Selling Stockholder	Shares of Common Stock Beneficially Owned Prior to This Offering (1)	Percentage of Total Common Stock Before This Offering (1)(2)	Shares of Common Stock Offered for Resale in this Offering (3)	Shares of Common Stock Beneficially Owned After This Offering (4)	Percentage of Total Common Stock After This Offering (1)(2)
Shai Terem, Chief Executive Officer and Director (5)	3,821,542	2.0%	7,442,943	—	—
Mark Schwartz, Chief Financial Officer (6)	182,219	*	705,958	—	—
Stephen Karp, General Counsel (7)	120,891	*	295,034	—	—
Alan Masarek, Director (8)	16,666	*	50,000	—	—
Carol Meyers, Director (9)	10,000	*	30,000	—	—
Paul Milbury, Director (10)	480,464	*	799,005	—	—
Gregory Thomas Mark, Former Director and Employee (11)	6,660,428	3.5%	117,200	6,543,228	3.5%
David Benhaim, Former Chief Technology Officer (12)	2,128,721	1.1%	3,770,734	—	—

*	Represents less than 1%.

(1)

In computing the number of shares of Common Stock beneficially owned by a selling stockholder and the percentage ownership of that person, we deemed to be outstanding all shares of Common Stock subject to awards under the Plans, including options and restricted stock units, held by that person that are vested or exercisable as of the Determination Date or that will become vested or exercisable within 60 days after the Determination Date.

(2)

Percentages are based on the 188,033,874 shares of Common Stock issued and outstanding as of the Determination Date. In computing the percentage ownership of each Selling Stockholder, we deemed to be outstanding all shares of Common Stock then subject to awards under the Plans, including options and restricted stock units, held by that person that are vested or exercisable as of the Determination Date or that would become vested or exercisable within 60 days after the Determination Date, but we did not deem these shares of Common Stock outstanding for the purpose of computing the percentage ownership of any other Selling Stockholder.

(3)

The number of shares of Common Stock offered for resale in this offering reflect all shares of Common Stock acquired or issuable to a person pursuant to applicable awards and grants, including options and restricted stock units, previously made irrespective of whether such grants are vested or convertible as of the Determination Date or will become vested or convertible within 60 days after the Determination Date.

(4)

Assumes all of the shares of Common Stock being offered are sold in the offering, that shares of Common Stock beneficially owned by such Selling Stockholder on the Determination Date but not being offered pursuant to this prospectus (if any) are not sold, and that no additional shares are purchased, sold or otherwise acquired or disposed of by such Selling Stockholder.

(5)

Consists of (i) 611,952 shares of Common Stock underlying restricted stock units issued under the 2021 Plan held by Mr. Terem, 52,482 of which are or will become vested within 60 days of the Determination Date and (ii) 6,830,991 shares of Common Stock underlying stock options issued under the 2021 Plan held by Mr. Terem, 3,769,060 of which are or will be vested within 60 days of the Determination Date.

(6)	Consists of 705,958 shares of Common Stock underlying stock options issued under the 2021 Plan held by Mr. Schwartz, 182,219 of which are or will be vested within 60 days of the Determination Date.

(7)

Consists of (i) 9,359 shares of Common Stock underlying restricted stock units issued under the 2021 Plan held by Mr. Karp, 1,859 of which are or will become vested within 60 days of the Determination Date and (ii) 285,675 shares of Common Stock underlying stock options issued under the 2021 Plan held by Mr. Karp, 119,032 of which are or will be vested within 60 days of the Determination Date.

(8)

Consists of 50,000 shares of Common Stock underlying restricted stock units issued under the 2021 Plan held by Mr. Masarek, 16,666 of which are or will become vested within 60 days of the Determination Date.

(9)

Consists of 30,000 shares of Common Stock underlying restricted stock units issued under the 2021 Plan held by Ms. Meyers, 10,000 of which are or will become vested within 60 days of the Determination Date.

(10)	Consists of 799,005 shares of Common Stock underlying stock options issued under the 2021 Plan held by Mr. Milbury, 480,464 of which are or will be vested within 60 days of the Determination Date.

(11)

Consists of (i) 117,200 shares of Common Stock underlying stock options issued under the 2021 Plan held by Mr. Mark, all of which are vested as of the Determination Date, and (ii) 6,543,228 shares of Common Stock held directly by Mr. Mark as disclosed in the Schedule 13D/A filed with the SEC on May 5, 2022. Mr. Mark resigned as a director and employee of the Company as of December 29, 2021, and the number of shares set forth herein reflect such resignation.

(12)

Consists of (i) 126,000 shares of Common Stock underlying restricted stock units issued under the 2021 Plan held by Mr. Benhaim, 23,625 of which are or will become vested prior to the date of separation, and (ii) 3,644,734 shares of Common Stock underlying stock options issued under the 2021 Plan held by Mr. Benhaim, 2,105,096 of which are or will be vested prior to the date of separation.

Other Material Relationships with the Selling Stockholders

In connection with the closing of the Merger, we entered into indemnification agreements with each of our directors and executive officers. The indemnification agreements and our amended and restated certificate of incorporation and amended and restated bylaws require us to indemnify our directors and officers to the fullest extent permitted by Delaware law. There is no pending litigation or proceeding naming any of our directors or officers to which indemnification is being sought, and we are not aware of any pending or threatened litigation that may result in claims for indemnification by any director or officer.

In connection with the closing of the Merger, we entered into a registration rights agreement (the “Registration Rights Agreement”), pursuant to which we agreed to register for resale, pursuant to Rule 415 under the Securities Act, certain shares of our Common Stock and other equity securities that are held by the parties thereto, including certain of our directors and executive officers. On August 13, 2021, pursuant to the Registration Rights Agreement, we filed a registration statement on Form S-1 which was declared effective on August 23, 2021.

Also in connection with the closing of the Merger, we entered into lock-up agreements with each of our directors and executive officers. Pursuant to the lock-up agreements, the parties thereto agreed to restrictions on transfer with respect to certain of their securities, including a lock-up ending on the date that is 180 days after the closing of the Merger.

PLAN OF DISTRIBUTION

The shares of Common Stock covered by this Reoffer Prospectus are being registered by the Company for the account of the Selling Stockholders. The shares of Common Stock offered may be sold from time to time directly by or on behalf of each Selling Stockholder in one or more transactions on the New York Stock Exchange or any other stock exchange on which the Common Stock may be listed at the time of sale, in privately negotiated transactions, or through a combination of such methods, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at fixed prices (which may be changed) or at negotiated prices. The Selling Stockholders may sell shares through one or more agents, brokers or dealers or directly to purchasers. Such brokers or dealers may receive compensation in the form of commissions, discounts or concessions from the Selling Stockholders and/or purchasers of the shares or both. Such compensation as to a particular broker or dealer may be in excess of customary commissions.

In connection with their sales, a Selling Stockholder and any participating broker or dealer may be deemed to be “underwriters” within the meaning of the Securities Act, and any commissions they receive and the proceeds of any sale of shares may be deemed to be underwriting discounts and commissions under the Securities Act. We are bearing all costs relating to the registration of the shares of Common Stock. Any commissions or other fees payable to brokers or dealers in connection with any sale of the shares will be borne by the Selling Stockholders or other party selling such shares. Sales of the shares must be made by the Selling Stockholders in compliance with all applicable state and federal securities laws and regulations, including the Securities Act. In addition to any shares sold hereunder, Selling Stockholders may sell shares of Common Stock in compliance with Rule 144. There is no assurance that the Selling Stockholders will sell all or a portion of the shares of Common Stock offered hereby. The Selling Stockholders may agree to indemnify any broker, dealer or agent that participates in transactions involving sales of the shares against certain liabilities in connection with the offering of the shares arising under the Securities Act. We have notified the Selling Stockholders of the need to deliver a copy of this Reoffer Prospectus in connection with any sale of the shares of Common Stock.

The anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares of Common Stock and activities of the Selling Stockholders, which may limit the timing of purchases and sales of any of the shares of Common Stock by the Selling Stockholders and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the shares of Common Stock to engage in passive market-making activities with respect to the shares of Common Stock. Passive market making involves transactions in which a market maker acts as both our underwriter and as a purchaser of shares of Common Stock in the secondary market. All of the foregoing may affect the marketability of the shares of Common Stock and the ability of any person or entity to engage in market-making activities with respect to the shares of Common Stock.

Once sold under the registration statement of which this Reoffer Prospectus forms a part, the shares of Common Stock will be freely tradable in the hands of persons other than our affiliates.

LEGAL MATTERS

The validity of the securities offered by this Reoffer Prospectus has been passed upon for us by Goodwin Procter LLP, Boston, MA.

EXPERTS

The financial statements incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2021 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PART II.

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents filed with the Commission by the Registrant pursuant to the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are hereby incorporated by reference in this Registration Statement:

•	The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2021 filed with the Commission on March 31, 2022;

•	The Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2022 filed with the Commission on May 12, 2022;

•	The Registrant’s Current Report on Form 8-K filed with the Commission on January 12, 2022; and

•

The description of shares of Common Stock contained in the Registration Statement on Form 8-A filed on August 17, 2020, pursuant to Section 12(b) of the Exchange Act, including any amendments or reports filed for the purpose of updating such description.

All other reports and other documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold (other than those furnished pursuant to Item 2.02 or Item 7.01 of Form 8-K or other information deemed to have been “furnished” rather than “filed” in accordance with the Commission’s rules), shall be deemed to be incorporated by reference into this Registration Statement and to be a part of this Registration Statement from the date of the filing of such reports and documents.

For the purposes of this Registration Statement, any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

The validity of the securities offered by this Reoffer Prospectus has been passed upon for us by Goodwin Procter LLP, Boston, MA.

Item 6.	Indemnification of Directors and Officers.

Subsection (a) of Section 145 of the General Corporation Law of the State of Delaware (the “DGCL”) empowers a corporation to indemnify any person who was or is a party or who is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful.

Subsection (b) of Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person acted in any of the capacities set forth above, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Section 145 further provides that to the extent a director or officer of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and the indemnification provided for by Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person’s heirs, executors and administrators. Section 145 also empowers the corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify such person against such liabilities under Section 145.

Section 102(b)(7) of the DGCL provides that a corporation’s certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit.

Additionally, our Certificate of Incorporation limits the liability of our directors to the fullest extent permitted by the DGCL, and our Bylaws provide that we will indemnify them to the fullest extent permitted by such law. We have entered into and expect to continue to enter into agreements to indemnify our directors, executive officers and other employees as determined by our board of directors. Under the terms of such indemnification agreements, we are required to indemnify each of our directors and officers, to the fullest extent permitted by the laws of the state of Delaware, if the basis of the indemnitee’s involvement was by reason of the fact that the indemnitee is or was our director or officer or was serving at our request in an official capacity for another entity. We must indemnify our officers and directors against all reasonable fees, expenses, charges and other costs of any type or nature whatsoever, including any and all expenses and obligations paid or incurred in connection with investigating, defending, being a witness in, participating in (including on appeal), or preparing to defend, be a witness or participate in any completed, actual, pending or threatened action, suit, claim or proceeding, whether civil, criminal, administrative or investigative, or establishing or enforcing a right to indemnification under the indemnification agreement. The indemnification agreements also require us, if so requested, to advance all fees, expenses and other costs that such director or officer incurred, provided that such person will return any such advance if it is ultimately determined that such person is not entitled to indemnification by us. Any claims for indemnification by our directors and officers may reduce our available funds to satisfy successful third-party claims against us and may reduce the amount of money available to us.

Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits.

The following exhibits are filed as part of this Registration Statement:

Exhibit No.	Document

4.1**	Certificate of Incorporation of Markforged Holding Corporation (incorporated by reference to Exhibit 3.1 of the Company’s Form 8-K filed on July 20, 2021)

4.2**	Bylaws of Markforged Holding Corporation (incorporated by reference to Exhibit 3.2 to the Company’s Form 8-K filed on July 20, 2021).

4.3**	Registration Rights Agreement, dated July 14, 2021, by and between Markforged Corporation, A-Star, and former equityholders of MarkForged, Inc. (incorporated by reference to Exhibit 10.5 of the Company’s Form 8-K filed on July 20, 2021).

4.4**	Warrant Agreement, dated August 17, 2020, between one and Continental Stock Transfer & Trust Company, as warrant agent (incorporated by reference to Exhibit 4.4 to one’s Registration Statement on Form S-4/A filed June 4, 2021)

4.5**	Specimen Common Stock Certificate of Markforged Holding Corporation (incorporated by reference to Exhibit 4.5 to one’s Registration Statement on Form S-4/A filed June 4, 2021).

5.1**	Opinion of Goodwin Procter LLP. (incorporated by reference to Exhibit 5.1 to the Company’s Registration Statement on Form S-8 filed September 20, 2021)

23.1*	Consent of PricewaterhouseCoopers LLP.

23.2**	Consent of Goodwin Procter LLP (included in Exhibit 5.1).

24.1**	Powers of Attorney (included in signature page of the Company’s Registration Statement on Form S-8 filed September 20, 2021).

99.1**	Markforged Holding Corporation 2021 Stock Option and Incentive Plan and forms of award agreement thereunder (incorporated by reference to Exhibit 10.3 to the Company’s Form 10-Q filed on November 15, 2021).

99.2**	Markforged Holding Corporation 2021 Employee Stock Purchase Plan (incorporated by reference to Exhibit 10.10 of the Company’s Form 8-K filed on July 20, 2021).

* Filed herewith. ** Previously filed.

Item 9.	Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Watertown, State of Massachusetts, on the 27th day of May 2022.

MARKFORGED HOLDING
CORPORATION

By:	/s/ Shai Terem
Name:	Shai Terem
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to Registration Statement on Form S-8, has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Shai Terem	Director, President, and Chief Executive Officer (Principal Executive Officer)	May 27, 2022
Shai Terem

*	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	May 27, 2022
Mark Schwartz

*	Chairman of the Board	May 27, 2022
Alan Masarek

*	Director	May 27, 2022
Kevin E. Hartz

*	Director	May 27, 2022
Michael Medici

*	Director	May 27, 2022
Paul Milbury

*	Director	May 27, 2022
Antonio Rodriguez

*	Director	May 27, 2022
Edward Anderson

*	Director	May 27, 2022
Carol Meyers

* By: /s/ Stephen Karp
Stephen Karp Attorney-in-Fact